EXHIBIT 10.2

LOAN

REVISION/EXTENSION

AGREEMENT

BORROWER

Comerica Bank-California	Tab Products Co.

(Herein called “Bank”)	935 Lakeview Parkway, Suite 195
Vernon Hills, IL 60061

(Herein called “Borrower”)

ORIGINAL NOTE INFORMATION	Interest Rate	Amount	Note Date	Maturity Date	Obligor #	Note #
	B + 0.500%	$5,000,000.00	11/21/00	10/31/01	7657107024	26

This Agreement is effective as of:  October 31, 2001

ORIGINAL OBLIGATION:

                This Loan Revision Agreement refers to the loan evidenced by the above Note dated  November 21, 2000  in favor of Bank executed by  Tab Products Co.  in the amount of  $5,000,000.00  payable in full on  October 31, 2001 .  Said Note is secured by a Deed of Trust dated  N/A  (hereinafter referred to as the “Encumbrance”), recorded on  N/A  as Instrument No.  N/A  in the Office of County Recorder of  N/A  County California.

CURRENT OBLIGATION:

                The unpaid principal balance of said Note as of  November 16, 2001  is $0.00  on which interest is paid to  December 21, 2001 , with a maturity of  October 31, 2001 .  As modified by previous  N/A  dated  N/A .

REVISION:

                The undersigned Borrower hereby requests Bank to revise the terms of said Note, and said Bank to accept payment thereof at the time or times, in the following manner:

The maturity date is hereby changed from October 31, 2001 to October 31, 2002.

In consideration of Bank’s acceptance of the revision of said Note, including the time for payment thereof, all as set forth above, the Borrower does hereby acknowledge and admit to such indebtedness, and further does unconditionally agree to pay such indebtedness together with interest thereon within the time and in the manner as revised in accordance with the foregoing, together with any and all attorney’s fees, cost of collection, and any other sums secured by the Encumbrance.

                Any and all security for said Note including but not limited to the Encumbrance, if any, may be enforced by Bank concurrently or independently of each other and in such order as Bank may determine; and with reference to any such security in addition to the Encumbrance Bank may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of the Borrower, and Bank may release any one or more parties hereto or to the above obligation or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

                This Agreement is a revision only, and not a novation; and except as herein provided, all of the terms and conditions of said Note, said Encumbrance and all related documents shall remain unchanged and in full force and effect.

                When one or more Borrowers signs this Agreement, all agree:

a.     That where in this Agreement the word “Borrower” appears, it shall read “each Borrower;

b.     That breach of any covenant by any Borrower may at the Bank’s option be treated as breach by all Borrowers;

c.     That the liability and obligations of each Borrower are joint and several.

Dated this 16th day of November, 2001.	Tab Products Co.
/s/ Donald J. Hotz
Vice President, Chief Financial Officer & Treasurer

The foregoing agreement is accepted this

16th day of November, 2001.

By:	/s/ Nick Tsiagkas
Assistant Vice President

Each of the undersigned agree and consent to the foregoing revisions to this Agreement and the Encumbrance, if any.